DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement ("Agreement"), entered into effective June 1, 2013, by and among Spiral Energy Tech., Inc. (formerly Solid Solar, Inc.) (the "Company"),  Clear Skies Solar, Inc. (“Clear Skies”) and Clear Skies’ wholly owned subsidiary Clear Skies Financial Corp. (“FC” and, together with Clear Skies, the “Seller”), in reference to the following:

WHEREAS, the parties entered into an agreement of sale  (the "Debt") dated as of December 9, 2011 (the “Agreement of Sale”) pursuant to which Company purchased from the Sellers a residential power plan solar customer agreement dated as of September 9, 2011 (the “Solar Agreement”) for the design, permitting, construction, installation, testing and activation of a solar photovoltaic system for a purchase price of Twenty Five Thousand Dollars ($25,000) (the “Purchase Price”) consisting of an initial payment of Ten Thousand Dollars ($10,000) and a final payment of Fifteen Thousand Dollars ($15,000) (the “Final Payment” or “Debt”);

WHEREAS, the Company has not paid the Sellers the Final Payment;

WHEREAS, subject to certain conditions contained herein, the Sellers have determined to forgive the Debt in its entirety; and

WHEREAS, Company has determined that the forgiveness of the Debt is in the best interest of Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness and Release of Collateral. Sellers hereby forgive the Debt in its entirety.

2. Representations and Warranties of Sellers. Sellers hereby severally and jointly represent and warrant to Company as follows:

a.	Organization and Standing. Sellers are each a corporation duly organized, validly existing and in good standing under the laws of the states of their jurisdictions.

b.
Authority. Sellers have full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Sellers and is enforceable in accordance with its terms.

c.
Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

3. Representations and Warranties of Company. Company hereby represents and warrants to Sellers as follows:

a.	Organization and Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

b.
Corporate Authority. Company has all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Company of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized. This Agreement is the legal, valid and binding obligation of Company enforceable in accordance with its terms.

3. Survival of Representations and Warranties. All representations and warranties of each party shall survive after the conclusion of this Agreement.

4. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the New York, United States of America.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may be amended or modified only by an instrument in writing signed by the parties hereto.

6. Notices. All notices and other communication to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by internationally recognized courier service, addressed as follows:

if to Sellers:	Clear Skies Solar, Inc.
3665 Merrick Road, Seaford, New York 11783

Clear Skies Financial Corp.
3665 Merrick Road, Seaford, New York 11783

if to Company:	Spiral Energy Tech., Inc.
3665 Merrick Road, Seaford, New York 11783

7. Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Each party hereby explicitly waives any conflict of interest and other allegations that it has not been represented by its own counsel.

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SELLERS:

Clear Skies Solar Inc.

By: /s/ Ezra Green
Name: Ezra Green
Title: Chief Executive Officer

Clear Skies Financial Corp.

By: /s/ Ezra Green
Name: Ezra Green
Title: Chief Executive Officer

COMPANY:

SPIRAL ENERGY TECH., INC.

By: /s/ Ezra Green
Name: Ezra Green
Title: Chief Executive Officer